UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2011

World Energy Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street

Worcester, Massachusetts 01608

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this report is to amend World Energy Solutions, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2011 (the “Initial Report”) which reported the Company’s acquisition of substantially all assets and certain obligations of Northeast Energy Solutions, LLC (“NES”) pursuant to an Asset Purchase Agreement. This report amends the Initial Report so as to provide the information under Items 9.01(a) and 9.01(b) of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 13, 2011, the Company acquired substantially all of the assets and certain obligations of NES pursuant to an Asset Purchase Agreement (the “Agreement”) between the Company, NES, Robert Boissonneault, Michael Santangelo, and Richard Galipeau. Pursuant to the Agreement, the Company purchased all of the assets and assumed certain obligations with respect to NES’s business. The maximum purchase price was $4,754,131 consisting of $1,004,131 in cash, $3,000,000 paid in the form of a promissory note (the “Promissory Note”), as amended, 83,209 shares of Common Stock of the Company paid to the Members of the Seller (equal to approximately $250,000), plus up to an additional $500,000 earn-out (the “Earn-Out”). The Agreement and the Promissory Note were subsequently amended on October 20, 2011 to eliminate NES’s option to elect shares of Common Stock for payment of the Promissory Note and the Earn-out. The Promissory Note is payable in cash and the Earn-Out is payable, subject to certain conditions, in cash. NES, located in Cromwell Connecticut, focuses on turn-key electrical and mechanical energy efficiency measures serving commercial, industrial and institutional customers.

ITEM 9.01.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Balance sheets of NES as of December 31, 2010 (audited) and as of September 30, 2011 (unaudited) and the related statements of operations, members’ equity and cash flows for the period March 31, 2010 (inception) through December 31, 2010 (audited) and for the nine months ended September 30, 2011 (unaudited), with the report of the independent registered public accounting firm thereon, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION

Pro forma unaudited combined consolidated statements of income of the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of NES as if the transaction had occurred on March 31, 2010 (inception), are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(d)	EXHIBITS

4.1	Promissory Note dated October 13, 2011 by the Company for the benefit of NES. *

10.1	Asset Purchase Agreement dated October 13, 2011 by and between the Company and NES. *

10.2	Amendment No. 1 to Asset Purchase Agreement and Promissory Note, effective October 20, 2011, by and between the Company and NES. **

23.1	Consent of Marcum LLP.

99.1	Press Release issued by the Company dated October 17, 2011. *

99.2

Balance sheets of NES as of December 31, 2010 (audited) and as of September 30, 2011 (unaudited) and the related statements of operations, members’ equity and cash flows for the period March 31, 2010 (inception) through December 31, 2010 (audited) and for the nine months ended September 30, 2011 (unaudited), with the report of the independent registered public accounting firm thereon.

99.3

Unaudited pro forma combined consolidated balance sheet of the Company and NES as of September 30, 2011 giving effect to the acquisition of NES as if the transaction had occurred on September 30, 2011 and unaudited pro forma combined consolidated statements of operations of the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of NES as if the transaction had occurred on March 31, 2010 (inception).

*	Previously filed with the Company’s Form 8-K on October 17, 2011.
**	Previously filed as Exhibit 10.1 with the Company’s Form 10-Q filed on November 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

World Energy Solutions, Inc.

Dated: December 23, 2011	By:	/s/ James Parslow
James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of Marcum LLP.

99.2	Balance sheets of NES as of December 31, 2010 (audited) and as of September 30, 2011 (unaudited) and the related statements of operations, members’ equity and cash flows for the period March 31, 2010 (inception) through December 31, 2010 (audited) and for the nine months ended September 30, 2011 (unaudited), with the report of the independent registered public accounting firm thereon.

99.3	Unaudited pro forma combined consolidated balance sheet of the Company and NES as of September 30, 2011 giving effect to the acquisition of NES as if the transaction had occurred on September 30, 2011 and unaudited pro forma combined consolidated statements of operations of the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of NES as if the transaction had occurred on March 31, 2010.

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